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                                                  Exhibit 23


          Consent of Independent Auditors


We consent to the incorporation by reference in the Annual Report (Form 10-K) of Dayton Hudson Corporation of our report dated March 1, 1999, included in the 1998 Annual Report to Shareholders of Dayton Hudson Corporation.

We also consent to the incorporation by reference in Registration Statement Numbers 33-42364 and 333-65347 on Form S-3 and Registration Statement Numbers 33-6918, 33-64013, 333-30311 and 333-27435 on Form S-8 of our report dated
March 1, 1999, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K) of Dayton Hudson Corporation.

                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 12, 1999